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Exhibit 10.165
                              CONSULTING AGREEMENT


THIS AGREEMENT dated as of the 16th day of July, 2001 between BALANCED CARE CORPORATION, a corporation incorporated under the laws of the State of Delaware ("BCC") and RETIREMENT RESIDENCES ADVISOR INC., a corporation incorporated under the laws of the Province of Ontario (the "Consultant").

WHEREAS the Consultant has certain expertise in the management and operation of assisted living facilities;

AND WHEREAS BCC wishes to develop and implement a service model similar to that utilized by the Consultant or its affiliates;

AND WHEREAS BCC has requested that the Consultant provide advice and assistance to BCC pursuant to this Consulting Agreement;

NOW THEREFORE IN CONSIDERATION of the mutual covenants herein contained, the parties agree as follows:


Article I - CONSULTING SERVICES

1.1 BCC hereby engages the Consultant to provide and the Consultant shall provide, during the term of this Consulting Agreement, the services set forth in Schedule "A" hereto.

1.2 For greater certainty, the parties acknowledge and agree that all decisions regarding strategic matters and operations of BCC shall be determined by BCC's board of directors in their sole discretion.


Article II - FEES and EXPENSES

2.1 BCC shall pay to the Consultant, as compensation for the services rendered to BCC pursuant to this Consulting Agreement, a monthly consulting fee of US$35,000 payable in arrears on the last business day of each month during the term of this Consulting Agreement.

2.2 In addition to the Consulting fee payable pursuant to Section 2.1, BCC hereby agrees to reimburse the Consultant for all reasonable out-of-pocket travel expenses incurred by the Consultant or its officers and employees in performing any services under this
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         Consulting Agreement. Such travel expenses shall be paid in accordance with BCC's reimbursement policy.


Article III - INFORMATION and indemnity

3.1 In order to enable the Consultant to perform its services pursuant to this Consulting Agreement, BCC shall provide such information as is reasonably requested from the Consultant from time to time during the term of this Consulting Agreement.

3.2 Provided that the Consultant acts in good faith, BCC shall indemnify and save the Consultant and its employees, agents, officers, directors and direct and indirect shareholders harmless from all liabilities, actions, causes of action, claims, demands, suits, proceedings, losses, costs and damages whatsoever arising out of or in connection with its services pursuant to the Consulting Agreement or otherwise on behalf of BCC.


Article IV - TERM AND TERMINATION

4.1 This Consulting Agreement shall become effective as of the date first written above and shall continue in effect for a period of 120 days therefrom. Unless the Consulting Agreement is terminated in accordance with Section 4.2, the term of this Consulting Agreement shall be automatically renewed for additional 120 day terms.

4.2      This Consulting Agreement may be terminated as follows:

    (a) by BCC forthwith upon notice to the Consultant if proceedings are commenced and not diligently contested in good faith for the bankruptcy, receivership, dissolution, liquidation or winding up of the Consultant; or

    (b) by either party, upon not less than 30 days' prior written notice to the other.


Article V - NOTICE

5.1 Any notice or other communication required or permitted to be given hereunder shall be in writing unless some
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         other method of giving such notice or other communication is expressly accepted by the party to whom it is given, and may be given in writing by personal delivery, electronic messaging or by telecopier addressed follows:

    (a)  To BCC:

                  1215 Manor Drive
                  Mechanicsburg, PA 17055
                  Attention:    Robin Barber
                  Telecopier:   717-796-6294
                  E-Mail:  rbarber@balcare.com

    (b)  To the Consultant:

                  South Tower, Suite 601
                  175 Bloor Street East
                  Toronto, Ontario
                  M5W 3R8
                  Attention:    President
                  Telecopier:   416-929-1340
                  E-Mail:  mfraser@cplodges.com

or at such other address as may be given by either of them to the other in writing from time to time.


Article VI - ADDITIONAL COVENANTS

6.1 During the term of this Consulting Agreement, the Consultant agrees to provide BCC with such information as is necessary to enable BCC to comply with the securities laws of the United States, including without limitation, the requirements under the Securities Exchange Act of 1934, as amended. The Consultant further acknowledges and agrees that under certain circumstances, this Consulting Agreement and the terms and conditions thereof, may need to be disclosed.

6.2 In connection with the Consultant's agreement to provide services under this Consulting Agreement, BCC will be furnishing certain confidential and/or proprietary information about BCC to the Consultant (collectively, the "Information"). The Consultant agrees that it will keep the information confidential and that the information shall not, without the prior written consent of BCC, be disclosed by the Consultant or any of its affiliates, subsidiaries, partners, agents or employees (collectively, the
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         "Representatives") and shall not be used by the Consultant or any of its Representatives other than in connection with rendering the services to be provided under the Agreement. Notwithstanding anything herein to the contrary, no obligation or liability shall accrue under this Section 6.2 with respect to any of the information contained in the information to the extent that such information (1) is or becomes publicly available other than as a result of acts by the Consultant or its Representatives in violation of this Agreement, (2) is in the possession of the Consultant or its Representatives prior to disclosure by BCC or (3) is, on the advice of counsel, required to be disclosed by law.

6.3 The Consultant acknowledges and agrees that United States securities laws prohibit any person or entity that has material non-public information ("Material Information") about a company from trading in the securities of such company or from communicating such Material Information to any other third party under circumstances in which it is reasonably foreseeable that such third party is likely to trade in the securities of such company. The Consultant agrees not to use such Material Information in the trading of securities of BCC or to communicate such Material Information to others who so trade in securities of BCC.

6.4 THE PARTIES HEREBY IRREVOCABLY SUBMIT AND CONSENT TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER CUMBERLAND COUNTY, PENNSYLVANIA FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.


Article VII - MISCELLANEOUS

7.1 The provisions of this Consulting Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario as at the time in effect.

7.2 This Consulting Agreement shall not: (I) be changed or modified in whole or in part, except by instrument in writing signed by the parties hereto or their respective successors or permitted assigns otherwise as provided herein; and (II) be assignable by either party hereto without the consent in writing of the other
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         party being first had and obtained. Notwithstanding the foregoing, the
         Consultant may assign this Consulting Agreement to an affiliate (within the meaning of the Securities Act (Ontario)) of the Consultant, provided such affiliate enters into a similar agreement with BCC.

7.3 The Consultant shall perform its duties hereunder as an independent contractor and not as an agent of BCC or of the directors thereof. BCC and the Consultant are not partners or joint venturers with each other and nothing herein shall be construed so as to make them partners or joint venturers or impose any liability as such on either of them.

         IN WITNESS WHEREOF the parties hereto have executed this Consulting Agreement as of the day and year first above written.



                                         BALANCED CARE CORPORATION

                                         Per: /s/ Brad E. Hollinger




                                         RETIREMENT RESIDENCES ADVISOR INC.

                                         Per: /s/ Barry Reichmann
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                                  SCHEDULE "A"
                               Consulting Services

    - Assist BCC's Chief Executive Officer and management in reviewing the lease-up and operations of BCC's facilities

    - Advise BCC's Chief Executive Officer and management regarding the development and implementation of a service model similar to that utilized by the Consultant or its affiliates

    - Provide recommendations to BCC regarding methods to reduce costs and otherwise increase profitability